Exhibit 99.1

Media Inquiries:                                Investor Inquiries:
Alex Alias                                    Michael McCarthy
669-242-8034                                    919-425-8330
alalias@avaya.com                                 mikemccarthy@avaya.com

Avaya Reports First Quarter Fiscal 2021 Financial Results

Guidance raised reflecting improved performance across key business metrics
Total revenue increased 4% year-over-year to $743 million
Avaya OneCloud™ ARR increased 38% sequentially to $262 million
Cloud, Alliance Partner & Subscription revenue grew to 34%

Raleigh-Durham, NC, - February 9, 2021 - Avaya Holdings Corp. (NYSE: AVYA) today reported financial results for the first quarter of fiscal 2021 ended December 31, 2020.

First Quarter Financial Highlights
•Revenues of $743 million
•OneCloud ARR was $262 million, up 38% sequentially
•CAPS (Cloud, Alliance Partner and Subscription) revenue was 34%, up from 18% a year ago
•Software and services were 88% of revenue, up from 86% a year ago
•Recurring revenue was 65%, up from 59% a year ago
•GAAP Operating income was $62 million; Non-GAAP Operating income was $163 million
•GAAP Net loss was $4 million; Non-GAAP Net income was $85 million
•Adjusted EBITDA was $190 million, 25.6% of revenue
•Ending cash and cash equivalents were $750 million
•GAAP Loss Per Share of $0.06; Non-GAAP Earnings Per Share of $0.90

“We are pleased to report first quarter results that exceeded expectations across all key metrics. Navigating a very challenging business environment, we emerged from 2020 even stronger. This success reflects the significant progress we continue to make on our transformation into an enterprise leader in cloud-based communications and collaboration solutions,” said Jim Chirico, President and CEO of Avaya. “The investments we have made in the business are generating strong traction across all segments in which we operate and, as a result, we are increasing our guidance for revenue, ARR, profitability and CFFO for the fiscal year.”

	GAAP			Non-GAAP (1)
(In millions, except percentages)	1Q21	4Q20	1Q20	1Q21	4Q20	1Q20
Revenue	$743	$755	$715	$743	$755	$715
Gross margin	56.0%	55.4%	55.1%	61.8%	61.3%	61.5%
Operating income	$62	$74	$15	$163	$170	$151
Net (loss) income	$(4)	$37	$(54)	$85	$86	$75
(Loss) earnings per share - Diluted	$(0.06)	$0.39	$(0.54)	$0.90	$0.93	$0.61

	1Q21	4Q20	1Q20
Adjusted EBITDA(1)	$190	$200	$174
Adjusted EBITDA margin(1)	25.6%	26.5%	24.3%
Cash provided by operations	$48	$70	$12
Cash and cash equivalents	$750	$727	$766

Additional First Quarter Fiscal 2021 Highlights
•Total Contract Value (TCV) of $2.2B*
•Avaya OneCloud Subscription booked additional TCV of over $180 million during the December quarter
•Added over 1,600 new logos
•Significant large deal activity with 119 deals over $1 million TCV, 14 over $5 million, 6 over $10 million and 3 over $25 million
•Avaya Cloud Office™ launched in Austria, Belgium, Germany, Italy, and Spain.
•The Company is launching a Term Loan Amendment transaction today to extend the maturity of its outstanding Tranche B Term Loans due December 2024 to September 2027. In connection with the Amendment, the Company will make a $100 million prepayment of the existing Tranche B Term Loans.

(1) Non-GAAP gross margin, Non-GAAP operating margin (used below), Non-GAAP operating income, Non-GAAP net income, Non-GAAP earnings per share, adjusted EBITDA, adjusted EBITDA margin and constant currency are not measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Refer to the "Use of non-GAAP (Adjusted) Financial Measures" below and the Supplemental Financial Information accompanying this press release for more information on the calculation of constant currency and a reconciliation of these non-GAAP measures to the most closely comparable measure calculated in accordance with GAAP.

* We define TCV as the value of all active ratable contracts that have not been recognized as revenue, including both billed and unbilled backlog.

Customer Highlights

•Prodec Networks, which has historically been focused on their on-prem IP Office and Aura solutions to address their needs within the public sector and enterprise space, continues to invest heavily in its UCaaS strategy using Avaya Cloud Office to deliver effective, easy to manage communication tools for home workers based on their forecasted growth for organizations migrating to the cloud.
•DB Systel UK Ltd, the UK IT arm of the 2nd largest global transportation company, based in Europe, signed a three year ACO deal that will initially cover several hundred users. Their key criteria were flexibility, ease of use, and simple deployment in order to serve their customers globally.
•Engagent Health adopted Avaya OneCloud CCaaS across locations to meet existing needs and facilitate ambitious growth plans that will see them increase their contact center capacity by over 5x in 2021. This customer also chose Avaya Cloud Office to communicate internally to solve client and customer problems in real-time while executive management and multiple global operation centers share information quickly through one simple, mobile, easy-to-use solution.
•Cenlar, the nation’s leading loan servicing provider, concluded that Avaya offered a more comprehensive and integrated private cloud UC/CC solution able to meet their performance requirements and address future expansion plans as they migrated away from their on-prem UC and CC deployment.
•United BioSource (UBC), a leading provider of pharmaceutical support services, will deploy our AI-based Avaya Conversational Intelligence cloud service into their on-site contact center as a hybrid enhancement. Initial use cases include natural language processing to extract key phrases from patient statements related to medications.
•Nebraska Medicine adopted Avaya OneCloud CPaaS across its organization to manage the enormous change in patient interactions because of the pandemic. Menus are easily being altered based on the changing environment and are providing direction on COVID-19 testing, vaccine administration and proactive appointment management.
•In choosing Avaya OneCloud CPaaS, Ingolstadt Clinic, one of the largest hospitals in Bavaria, Germany, extended their long-term relationship with Avaya to create a highly-available and secure communications platform that would digitize processes and enable over 3,500 staff to work with each other, their partners and their patients while they are in physically separate locations.
•Avaya Spaces was chosen by Dubai World Trade Centre to be the workstream collaboration platform enabling blended conference experiences, beginning with Gitex Technology week in December 2020. Gitex is the largest technology event of its kind, and the only one to go live in 2020. In a truly global event, over 30,000 virtual attendees used Spaces to engage with 350 technology experts representing 30 countries.
•The Contact Company, a longstanding UK-based customer, decided to use Avaya OneCloud Subscription as it provides them with the flexible consumption and commercial model they require to enable 1,500 agents to work remotely, as well as from 2 campus sites to serve their large customer base.

Business Highlights

•Avaya Earned the Frost & Sullivan Award for Excellence in Healthcare Solutions.
•Avaya named one of 2021 America’s Most Responsible Companies by Newsweek magazine based on key performance indicators derived from CSR Reports, Sustainability Reports, and Corporate Citizenship Reports, as well as an independent survey of U.S. residents.
•TrustRadius recognized Avaya with the 2020 Tech Cares Award for going above and beyond to provide global communities, clients, and frontline workers with support during the COVID-19 crisis.
•Avaya Spaces placed in Leaders category in IDC MarketScape: European Collaboration Tools for Education 2020 Vendor Assessment.

Financial Outlook - 2Q Fiscal 2021 - unless otherwise noted, values reflect January 31, 2021 FX rates.
•Revenue of $710 million to $725 million
•GAAP operating income of $35 million to $50 million; GAAP operating margin of 5% to 7%
•Non-GAAP operating income of $135 million to $150 million; non-GAAP operating margin of 19% to 21%
•Adjusted EBITDA of $160 million to $175 million; Adjusted EBITDA margin of 23% to 24%
•Non-GAAP EPS of $0.70 to $0.82

Financial Outlook - Fiscal Year 2021 - unless otherwise noted, values reflect January 31, 2021 FX rates.
•Revenue of $2.90 billion to $2.94 billion
•CAPS revenue growth of ~$300 million, which will represent between 35% and 40% of Avaya's total revenue in FY21.
•OneCloud ARR expected to be $415 million to $425 million by year end FY21
•GAAP operating income of $151 million to $191 million; GAAP operating margin of 5% to 7%
•Non-GAAP operating income of $578 million to $618 million; non-GAAP operating margin of 20% to 21%
•Adjusted EBITDA of $680 million to $720 million; Adjusted EBITDA margin of 23% to 24%
•Non-GAAP EPS of $3.05 to $3.37
•Cash flow from operations of 3% to 4% of revenue
•Approximately 83 million to 86 million weighted average shares outstanding

The company has not quantitatively reconciled its guidance for adjusted EBITDA, non-GAAP Operating income, or non-GAAP EPS to their respective most comparable GAAP measure because certain of the reconciling items that impact these metrics including, provision for income taxes, restructuring charges, net of sublease income, advisory fees, acquisition-related costs, change in fair value of warrants and gain (loss) on marketable securities affecting the period, have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, reconciliations to the nearest GAAP financial measures are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s results as reported under GAAP.

As Avaya’s CAPS metric reflects revenue that is already recognized, management believes it would be helpful to provide investors with a better view into the performance of the company’s broader-based OneCloud software solutions that are driving the company’s recurring revenue growth by also providing a forward-looking metric, Annualized Recurring Revenue, or OneCloud ARR.

OneCloud ARR represents our estimate of the annualized revenue run-rate of certain components from active term OneCloud contracts (whether or not terminable) at the end of the reporting period. More specifically, OneCloud ARR includes OneCloud subscription revenue, ACO recurring revenue and revenue from CCaaS, Spaces, CPaaS, DaaS and private cloud, and excludes maintenance, managed services revenue and ACO one-time payments. The One Cloud ARR metric, combined with the company’s CAPS metric, provides investors enhanced visibility into Avaya’s transformational Cloud journey. Quarterly and annual OneCloud ARR are provided in the slides published on Avaya’s website at http://www.avaya.com on the Investor Relations page.

Avaya’s outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments, or other significant transactions that may be completed after February 9, 2021. Actual results may differ materially from Avaya’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast
Avaya will host a live webcast and conference call to discuss its financial results at 8:30 AM Eastern Time on February 9, 2021. To access the live conference call by phone, listeners should dial +1-877-858-7671 in the U.S. or Canada and +1-201-389-0939 for international callers. To join the live webcast, listeners should access the investor page of Avaya's website at https://investors.avaya.com.

Following the live webcast, a replay will be available on the investor page of Avaya's website for a period of one year. A replay of the conference call will be available for one week soon after the call by phone by dialing +1-877-660-6853 in the U.S. or Canada and +1-201-612-7415 for international callers, using the conference access code: 13714638.
About Avaya
Businesses are built by the experiences they provide, and everyday millions of those experiences are delivered by Avaya Holdings Corp. (NYSE: AVYA). Avaya is shaping what's next for the future of work, with innovation and partnerships that deliver game-changing business benefits. Our cloud communications solutions and multi-cloud application ecosystem power personalized, intelligent, and effortless customer and employee experiences to help achieve strategic ambitions and desired outcomes. Together, we are committed to help grow your business by delivering Experiences that Matter. Learn more at http://www.avaya.com.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could,“ "estimate," "expect," "intend," "may," "might," “our vision,” "plan," "potential," "preliminary," "predict," "should,“ "will," or “would” or the negative thereof or other variations thereof or comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. These statements, including the Company’s outlook, do not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments or other strategic transactions completed after the date hereof. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Risks and uncertainties that may cause these forward-looking statements to be inaccurate include, among others, termination or modification of current contracts which could impair attainment of our OneCloud ARR metric; the duration, severity and impact of the coronavirus pandemic (“COVID-19”), as well as governmental and business responses to COVID-19, and the impact the pandemic and such responses have on our business, financial performance, liquidity; and other factors discussed in the Company's Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”). These risks and uncertainties may cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Avaya Holdings Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share amounts)

	Three months ended December 31,
	2020	2019
REVENUE
Products	$266	$298
Services	477	417
	743	715
COSTS
Products:
Costs	105	104
Amortization of technology intangible assets	43	43
Services	179	174
	327	321
GROSS PROFIT	416	394
OPERATING EXPENSES
Selling, general and administrative	255	283
Research and development	55	52
Amortization of intangible assets	40	41
Restructuring charges, net	4	3
	354	379
OPERATING INCOME	62	15
Interest expense	(56)	(58)
Other income, net	—	14
INCOME (LOSS) BEFORE INCOME TAXES	6	(29)
Provision for income taxes	(10)	(25)
NET LOSS	$(4)	$(54)
LOSS PER SHARE
Basic	$(0.06)	$(0.54)
Diluted	$(0.06)	$(0.54)
Weighted average shares outstanding
Basic	83.8	109.0
Diluted	83.8	109.0

Avaya Holdings Corp.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share and shares amounts)

	December 31, 2020	September 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$750	$727
Accounts receivable, net	258	275
Inventory	53	54
Contract assets, net	325	296
Contract costs	128	115
Other current assets	124	112
TOTAL CURRENT ASSETS	1,638	1,579
Property, plant and equipment, net	276	268
Deferred income taxes, net	38	31
Intangible assets, net	2,476	2,556
Goodwill, net	1,482	1,478
Operating lease right-of-use assets	162	160
Other assets	158	159
TOTAL ASSETS	$6,230	$6,231
LIABILITIES
Current liabilities:
Accounts payable	292	242
Payroll and benefit obligations	153	198
Contract liabilities	408	446
Operating lease liabilities	49	49
Business restructuring reserves	21	21
Other current liabilities	190	181
TOTAL CURRENT LIABILITIES	1,113	1,137
Non-current liabilities:
Long-term debt	2,893	2,886
Pension obligations	766	749
Other post-retirement obligations	203	215
Deferred income taxes, net	38	38
Contract liabilities	362	373
Operating lease liabilities	131	129
Business restructuring reserves	26	28
Other liabilities	309	312
TOTAL NON-CURRENT LIABILITIES	4,728	4,730
TOTAL LIABILITIES	5,841	5,867
Commitments and contingencies
Preferred stock, $0.01 par value; 55,000,000 shares authorized at December 31, 2020 and September 30, 2020
Convertible series A preferred stock; 125,000 shares issued and outstanding at December 31, 2020 and September 30, 2020	129	128
STOCKHOLDERS' EQUITY
Common stock, $0.01 par value; 550,000,000 shares authorized; 83,781,354 shares issued and outstanding at December 31, 2020; and 83,278,383 shares issued and outstanding at September 30, 2020	1	1
Additional paid-in capital	1,463	1,449
Accumulated deficit	(976)	(969)
Accumulated other comprehensive loss	(228)	(245)
TOTAL STOCKHOLDERS' EQUITY	260	236
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,230	$6,231

Avaya Holdings Corp.
Condensed Statements of Cash Flows
(Unaudited; in millions)

	Three months ended December 31,
	2020	2019
Net cash provided by (used for):
Operating activities	$48	$12
Investing activities	(27)	268
Financing activities	(6)	(271)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	9	5
Net increase in cash, cash equivalents, and restricted cash	24	14
Cash, cash equivalents, and restricted cash at beginning of period	731	756
Cash, cash equivalents, and restricted cash at end of period	$755	$770

Avaya Holdings Corp.
Supplemental Schedule of Revenue by Segment and Geography
(Unaudited; in millions)

	Three Months Ended		Change			Three months ended September 30, 2020
	Dec. 31, 2020	Dec. 31, 2019	Amount	Pct.	Pct., net of fx impact
Revenue by Segment
Products & Solutions	$266	$298	$(32)	(11)%	(12)%	$269
Services	477	419	58	14%	13%	488
Unallocated amounts	—	(2)	2	(1)	(1)	(2)
Total revenue	$743	$715	$28	4%	3%	$755

Revenue by Geography
U.S.	$414	$394	$20	5%	5%	$447
International:
EMEA	195	186	9	5%	2%	178
APAC - Asia Pacific	75	77	(2)	(3)%	(3)%	74
Americas International	59	58	1	2%	—%	56
Total International	329	321	8	2%	—%	308
Total revenue	$743	$715	$28	4%	3%	$755
(1) Not meaningful.

Use of non-GAAP (Adjusted) Financial Measures
The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), including financial measures labeled as “non-GAAP” or “adjusted.”
EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments described in our SEC filings and the tables below.
We believe that including supplementary information concerning adjusted EBITDA is appropriate because it serves as a basis for determining management and employee compensation and it is used as a basis for calculating covenants in our credit agreements. In addition, we believe adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. We also present adjusted EBITDA because we believe analysts and investors utilize these measures in analyzing our results. Adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, such as our pricing strategies, volume, costs and expenses of the organization, and it presents our financial performance in a way that can be more easily compared to prior quarters or fiscal years.
EBITDA and adjusted EBITDA have limitations as analytical tools. EBITDA measures do not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. Adjusted EBITDA excludes the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations but that still affect our net income. In particular, our formulation of adjusted EBITDA allows adjustment for certain amounts that are included in calculating net income (loss), however, these are expenses that may recur, may vary and are difficult to predict. In addition, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.
We also present the measures non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP earnings per share as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period to period comparisons because they exclude the impact of the earnings and charges noted in the applicable tables below that resulted from matters that we consider not to be indicative of our ongoing operations.
The company presents constant currency information to provide a framework to assess how the company’s underlying businesses performance excluding the effect of foreign currency rate fluctuations. To present this information for current and comparative prior period results for entities reporting in currencies other than U.S. dollars, the amounts are converted into U.S. dollars at the exchange rate in effect on the last day of the company’s prior fiscal year (i.e. September 30, 2020).
In addition, we present the liquidity measures of free cash flow. Free cash flow is calculated by subtracting capital expenditures from Net cash provided by operating activities. We believe free cash flow is a measure often used by analysts and investors to compare the cash flow and liquidity of companies in the same industry.
The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from the non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.
We do not provide a forward-looking reconciliation of expected second quarter and full year fiscal 2021 non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP earnings per share or adjusted EBITDA guidance as the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.
The following tables reconcile historical GAAP measures to non-GAAP measures.

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Adjusted EBITDA
(Unaudited; in millions)

	Three months ended,
	December 31, 2020	September 30, 2020	December 31, 2019
Net (loss) income	$(4)	$37	$(54)
Interest expense	56	64	58
Interest income	—	—	(3)
Provision for (benefit from) income taxes	10	(20)	25
Depreciation and amortization	103	104	107
EBITDA	165	185	133
Impact of fresh start accounting adjustments	—	1	—
Restructuring charges	4	2	1
Advisory fees	—	—	39
Share-based compensation	14	9	6
Change in fair value of Emergence Date Warrants	5	3	3
Loss on foreign currency transactions	2	—	4
Gain on investments in equity securities	—	—	(12)
Adjusted EBITDA	$190	$200	$174

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Earnings per Share
(Unaudited; in millions)

	Three months ended,
	December 31, 2020	September 30, 2020	December 31, 2019
GAAP Net (Loss) Income	$(4)	$37	$(54)
Non-GAAP Adjustments:
Impact of fresh start accounting	—	1	4
Restructuring charges, net	4	2	1
Advisory fees	—	—	39
Share-based compensation	14	9	6
Change in fair value of Emergence Date Warrants	5	3	3
Loss on foreign currency transactions	2	—	4
Gain on investments in equity securities	—	—	(12)
Amortization of intangible assets	83	83	84
Income tax expense effects (1)	(19)	(49)	—
Non-GAAP Net Income	$85	$86	$75

Dividends and accretion to preferred stockholders	$(1)	$(1)	$(5)
Undistributed Non-GAAP Income	84	85	70
Percentage allocated to common stockholders (2)	91.2%	91.2%	95.4%
Numerator for Non-GAAP diluted earnings per common share	$77	$78	$67

Diluted Weighted Average Shares - GAAP	83.8	84.3	109.0
Incremental shares (3)	1.4	—	0.2
Diluted Weighted Average Shares - Non-GAAP	85.2	84.3	109.2

GAAP (Loss) Earnings per Share - Diluted	$(0.06)	$0.39	$(0.54)
Non-GAAP Earnings per Share - Diluted	$0.90	$0.93	$0.61
(1) The Company’s calculation of non-GAAP income taxes reflects a 25% fixed non-GAAP effective tax rate based on a blended U.S. federal and state tax rate, given the Company’s operating structure. The non-GAAP effective tax rate may differ significantly from the GAAP effective tax rate. The non-GAAP effective tax rate could be subject to change for a number of reasons, including but not limited to, changes resulting from tax legislation, material changes in revenues or expenses and other significant events. The Company will continuously assess its estimated non-GAAP effective tax rate in connection with its calculation of non-GAAP net income and non-GAAP net income per diluted share in future periods.

(2) The Company’s preferred shares are participating securities, which requires the application of the two-class method to calculate diluted earnings per share. Under the two-class method, undistributed earnings are allocated to common stock and participating securities according to their respective participating rights in undistributed earnings. The percentage allocated to common stockholders reflects the proportion weighted average common stock outstanding to the weighted average of common stock and common stock equivalents (preferred shares).

(3) In periods with a GAAP Net Loss, the incremental shares reflects the dilutive impact of certain securities, which are excluded from the computation of Diluted GAAP (loss) earnings per share as they are anti-dilutive.

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Reconciliations of Gross Margin and Operating Income
(Unaudited; in millions)

	Three months ended,
	December 31, 2020	September 30, 2020	December 31, 2019
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin
Gross Profit	$416	$418	$394
Items excluded:
Amortization of technology intangible assets	43	44	43
Adj. for fresh start accounting	—	1	3
Non-GAAP Gross Profit	$459	$463	$440
GAAP Gross Margin	56.0%	55.4%	55.1%
Non-GAAP Gross Margin	61.8%	61.3%	61.5%

Reconciliation of Non-GAAP Operating Income
Operating Income	$62	$74	$15
Items excluded:
Amortization of intangible assets	83	83	84
Adj. for fresh start accounting	—	1	4
Restructuring charges, net	4	3	3
Advisory fees	—	—	39
Share-based compensation	14	9	6
Non-GAAP Operating Income	$163	$170	$151
GAAP Operating Margin	8.3%	9.8%	2.1%
Non-GAAP Operating Margin	21.9%	22.5%	21.1%

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Reconciliation of Gross Profit and Gross Margin by Portfolio
(Unaudited; in millions)

	Three months ended,
	December 31, 2020	September 30, 2020	December 31, 2019
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products
Revenue	$266	$269	$298
Costs	105	106	104
Amortization of technology intangible assets	43	44	43
GAAP Gross Profit	118	119	151
Items excluded:
Amortization of technology intangible assets	43	44	43
Adj. for fresh start accounting	—	(1)	—
Non-GAAP Gross Profit	$161	$162	$194
GAAP Gross Margin	44.4%	44.2%	50.7%
Non-GAAP Gross Margin	60.5%	60.2%	65.1%

Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services
Revenue	$477	$486	$417
Costs	179	187	174
GAAP Gross Profit	298	299	243
Items excluded:
Adj. for fresh start accounting	—	2	3
Non-GAAP Gross Profit	$298	$301	$246
GAAP Gross Margin	62.5%	61.5%	58.3%
Non-GAAP Gross Margin	62.5%	61.9%	59.0%
Avaya Holdings Corp.
Supplemental Schedules of Free Cash Flow
(Unaudited; in millions)

	Three months ended,
	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	March 31, 2020	Dec. 31, 2019
Net cash provided by operating activities	$48	$70	$45	$20	$12
Less:
Capital expenditures	27	26	24	22	26
Free cash flow	$21	$44	$21	$(2)	$(14)

Source: Avaya Newsroom

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